Exhibit 99.1

JOINT FILING UNDERTAKING

The undersigned, being authorized thereunto, hereby execute this agreement to evidence the agreement of the below-named parties, in accordance with rules promulgated pursuant to the Securities Exchange Act of 1934, to make filings required under Section 13, as they may be amended, jointly on behalf of each of such parties.

Dated:  April 2, 2013

STEELHEAD PARTNERS, LLC

By:	/s/ Brent E. Binge
	Name:	Brent E. Binge
	Title:	General Counsel

STEELHEAD NAVIGATOR MASTER, L.P.

By:	Steelhead Partners, LLC Investment Manager

By:	/s/ Brent E. Binge
Name:	Brent E. Binge
Title:	General Counsel

/s/ Brent E. Binge
Brent E. Binge, Attorney in Fact for JAMES MICHAEL JOHNSTON

/s/ Brent E. Binge
Brent E. Binge, Attorney in Fact for BRIAN KATZ KLEIN